Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of MAIA Biotechnology, Inc. on Form S-1 to be filed on or about June 7, 2023 of our report dated April 8, 2022, on our audit of the financial statements as of December 31, 2021 and for the year then ended. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

June 7, 2023